Exhibit 10.10
                           INDEMNIFICATION AGREEMENT



    THIS AGREEMENT is made this                      , between TRANSFINANCIAL
HOLDINGS, INC., a Delaware Corporation ("Corporation") and
("Director").

   WITNESSETH:

    WHEREAS, Director is a member of the Board of Directors of Corporation and in such capacity is performing a valuable service for the Corporation; and

    WHEREAS, the Board of Directors of the Corporation adopted By-Laws (the "By-Laws") providing for the indemnification of the officers, directors, agents and employees of Corporation in accordance with Section 145 of The General Corporation Law of Delaware (the "State Statute"); and WHEREAS, such By-Laws and the State Statute specifically provide that they are not exclusive, and thereby contemplate that contracts may be entered into between Corporation and the members of its Board of Directors with respect to indemnification of such directors; and

    WHEREAS, Corporation has purchased and presently maintains a policy of Directors and Officers Liability Insurance ("D&O Insurance"), covering certain liabilities which may be incurred by its directors and officers in the performance of their services for Corporation; and

      WHEREAS, recent developments with respect to the terms and availability of D&O Insurance (including the amount thereof, the exclusions from coverage, and the limitations on the payment of defense costs), and with respect to the application, amendment and enforcement of statutory and by-law indemnification provisions generally have raised questions concerning the adequacy and reliability of the protection afforded to directors thereby; and

     WHEREAS, in order to resolve such questions, to offer to its directors the broadest indemnity allowed by law, and thereby induce Director to continue to serve as a member of the Board of Directors of Corporation, Corporation enter into this Indemnification Agreement with Director; and

     WHEREAS, experience has shown that there is good reason to amend the terms of such Indemnification Agreement, and the parties desire to here restate and set forth the terms thereof, as amended;

      NOW THEREFORE, the parties hereto agree as follows:

      1.  Continued Service.  Director will continue to serve as a director of

Corporation pursuant to its Certificate of Incorporation and By-Laws, so long as director is duly elected and qualified pursuant to such instruments, or until Director tenders director's resignation.

      2.  Indemnity of Director.  Corporation hereby agrees to hold harmless and indemnify Director to the full extent authorized or permitted by law, including any amendment or modification thereof adopted after the date hereof.

     3.    Maintenance of Insurance and Self-Insurance.

            (a) Corporation represents that it presently has in force and effect a policy of D&O Insurance providing insurance to Director in the amount of $10,000,000, with a deductible of $250,000 (the "Insurance Policy"). Subject only to the provisions of Section 3(b) hereof, Corporation hereby agrees that, so long as Director shall continue to serve as a director of Corporation (or shall continue at the request of Corporation to serve as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise) and thereafter so long as Director, or director's estate, shall be subject to any possible claim or threatened, pending or completed action, suit or proceeding, whether civil, criminal or investigative by reason of the fact that Director was a director of Corporation (or served in any of said other capacities), Corporation will purchase and maintain in effect for the benefit of Director one or more valid, binding and enforceable policy of D&O Insurance providing, in the reasonable business judgment of the Corporation's directors, coverage in all respects not less favorable to Director than that presently provided pursuant to the Insurance Policies.
            (b) Corporation shall not be required to maintain said policy of D&O Insurance in effect if said insurance is not reasonably available or if, in the reasonable business judgment of the then directors of Corporation, either
(i) the premium cost for such insurance is substantially disproportionate to the amount of coverage or (ii) the coverage provided by such insurance is so limited by exclusions that there is insufficient benefit from such insurance.
          (c) A decision of the Corporation not to maintain in effect said policy of D&O Insurance pursuant to the provisions of Section 3(b) hereof, shall not terminate, reduce, diminish or otherwise affect the obligation of the Corporation to indemnify Director as herein provided.

     4.   Additional Indemnity.  Subject only to the exclusions set forth in

Section 5 hereof, Corporation hereby further agrees to hold harmless and indemnify Director:
            (a) Against any and all expenses and costs of defense (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by Director in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including an action by or in the right of the Corporation) to which Director is, was or at any time becomes a party, or is threatened to be made a party, by reason of the fact that Director is, was or any time becomes a director, officer, employee or agent of Corporation, or is or was serving or at any time serves at the request of Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise; and
          (b) otherwise to the fullest extent as may be provided to Director by Corporation under the non-exclusivity provisions of the By-Laws of Corporation and State Statute.

     5.   Limitations on Additional Indemnity.  No indemnity pursuant to Section

4 hereto shall be paid by Corporation:
          (a) if the losses to be indemnified thereunder are indemnified to Director either pursuant to Section 3 hereof or pursuant to any D&O Insurance purchased and maintained by the Corporation;
          (b) in respect to remuneration paid to Director if it shall be determined by a final judgment or other final adjudication that such remuneration was in violation of law;
          (c) on account of any suit in which judgment is rendered against a Director for an accounting of profits made from the purchase or sale by Director of securities of Corporation pursuant to the provisions of Section 16(b) of the Securities and Exchange Act of 1934 and amendments thereto or similar provisions of any federal, state or local statutory law;
          (d) on account of Director's conduct which is finally adjudged to have been knowingly fraudulent or deliberately dishonest;
          (e)  for losses by Director pursuant to Section 174 of the State
Statute;
          (f)  in a final decision by a Court having jurisdiction in the matter
shall               determine that such indemnification is not lawful.

     6.   Continuation of Indemnity.

          (a) All agreements and obligations of Corporation contained herein shall continue during the period Director is a director, officer, employee or agent of Corporation (or is or was serving at the request of corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise) and shall continue thereafter so long as Director, or Director's estate, shall be subject to any possible claim or threatened, pending or completed action, suit or proceeding; whether civil, criminal, administrative or investigative, by reason of the fact that Director was a director of Corporation or serving in any other capacity referred to herein.
          (b) In the event that (i) an action, suit or proceeding with respect to which Director is, or, except for the existence of D&O Insurance would be, entitled to indemnification, is instituted or threatened against Director after the expiration of Director's term as a member of the Board of Directors of Corporation, or (ii) such an action, suit or proceeding has been earlier instituted or threatened and continues after the expiration of Director's term as a member of the Board of Directors of Corporation, Corporation shall, in addition to the performance of all other obligations imposed upon it by this Agreement, within 30 days after being billed therefore, pay to Director the sum of the rate per hour then in effect for Directors receiving compensation for special assignments, or seventy-five dollars ($75.00), whichever is greater, times the number of hours for all time reasonably spent by Director, and all out-of-pocket expenses reasonably incurred by Director, in connection with the defense of such action, suit or proceeding.

     7.   Notification and Defense of Claim.  Promptly after receipt by Director of notice of the threat or commencement of any action, suit or proceeding, Director will, if a claim in respect thereof is to be made against corporation under this Agreement, notify Corporation thereof; but the omission so to notify Corporation will relieve it from any liability which it may have to Director under this Agreement only to the extent the Corporation is prejudiced by such omission. With respect to any such action, suit or proceeding as to which Director notifies Corporation:

      (a) Corporation will be entitled to participate therein at its own expense; and

     (b) Except as otherwise provided below, to the extent that it may wish, Corporation jointly with any other indemnifying party similarly notified will be entitled to assume the defense thereof, with counsel reasonably satisfactory to Director. After notice from Corporation to Director of its election so to assume the defense thereof, Corporation will not be liable to Director under this Agreement for any legal or other expenses subsequently incurred by Director in connection with the defense thereof other than reasonable costs of investigation or as otherwise provided below. Director shall have the right to employ counsel in such action, suit or proceeding but the fees and expenses of such counsel incurred after notice from Corporation of its assumption of the defense thereof shall be at the expense of Director unless (i) the employment of counsel by Director has been authorized by Corporation, (ii) Director shall have reasonably concluded that there may be a legal or economic conflict of interest between Corporation and Director in the conduct of the defense of such action or
(iii) Corporation shall not in fact have employed counsel to assume the defense of such action, or such counsel is not reasonably satisfactory to Director, in each of which cases the fees and expenses of counsel shall be at the expense of corporation. Corporation shall not be entitled to assume the defense of any action, suit or proceeding brought by or on behalf of Corporation or as to which Director shall have made the conclusion provided for in (ii) above.
     Corporation shall not be liable to indemnify Director under this Agreement for any amounts paid in settlement of any action or claim effected without its written consent. Corporation shall not settle any action or claim in any manner which would impose any penalty or limitation on Director without Director's written consent. Neither Corporation nor Director will unreasonably withhold their consent to any proposed settlement. The reasonableness of a settlement shall be determined from the perspective of the Director against whom a claim is made.

     8.     Repayment of Expenses.  Expenses incurred in defending an action,

suit or proceeding shall, on demand, be paid in advance of the final disposition thereof upon the agreement of Director that director shall reimburse Corporation for all such expenses paid by Corporation in defending any action, suit or proceeding against Director in the event and only to the extent that it shall be ultimately determined that Director is not entitled to be indemnified by Corporation for such expenses under the provisions of the By-Laws, this Agreement or applicable law.
     9.   Enforcement.


            (a) Corporation expressly confirms and agrees that it has entered into this Agreement and assumed the obligations imposed on Corporation hereby in order to induce Director to continue as a director of Corporation, and acknowledges that Director is relying upon this Agreement in continuing in such capacity.

            (b) In the event Director is required to bring any action to enforce rights or to collect monies due under this Agreement and is successful in such action, Corporation shall reimburse Director for all of Director's reasonable fees and expenses in bringing and pursuing such action.

     10.  Separability.  Each of the provisions of this Agreement is a separate and distinct agreement and independent of the others, so that if any provision hereof shall be held to be invalid or unenforceable for any reason, such invalidity or unenforceability shall not affect the validity or enforceability of the other provisions hereof.

     11.  Governing Law; Binding Effect; Amendment and Termination.


            (a)     This Agreement shall be interpreted and enforced in
accordance with     the laws of the State of Delaware.

          (b) This Agreement shall be binding upon Director and upon Corporation, its successors and assigns, and shall inure to the benefit of Director, Director's heirs, personal representatives and assigns and to the benefit of Corporation, its successors and assigns.
          (c) No amendment, modification, termination or cancellation of this Agreement shall be effective unless in writing signed by both parties hereto.


     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on and as of the day and year first above written.



TRANSFINANCIAL HOLDINGS, INC.

BY:
   President



Director